UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

July 19, 2013
Date of Report (Date of Earliest Event Reported)

HOSPIRA, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-31946	20-0504497
(Commission File Number)	(I.R.S. Employer Identification No.)

275 N. Field Drive

Lake Forest, Illinois 60045

(Address Of Principal Executive Offices, including Zip Code)

Registrant’s Telephone Number, Including Area Code:  (224) 212-2000

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 19, 2013, the board of directors of Hospira, Inc. (the “Company”) approved a cash incentive award for the Company’s Chief Executive Officer, F. Michael Ball. The cash incentive award is payable under the Company’s 2004 Performance Incentive Plan (the “Plan”) if certain pre-determined performance goals are met at any time prior to December 31, 2014.  The performance goals were chosen to reflect five key performance drivers for the Company that are expected to drive current and future growth and profitability, including:

•                  improved customer service levels;

•                  progressing the Company’s biosimilar erythropoietin (EPO) program;

•                  start-up of manufacturing at the Company’s Vizag, India plant currently under development;

•                  filing regulatory submissions under the global expansion program; and

•                  new device product submissions.

Each goal is equally weighted and achievement of each goal prior to December 31, 2014 will result in a payment of $500,000, with a maximum payout of $2.5 million if all five goals are achieved.  Under the terms of the Plan, payment would occur no later than 2-1/2 months after the end of the fiscal year in which the goal is achieved.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned  hereunto duly authorized.

HOSPIRA, INC.

Dated: July 25, 2013	/s/ Royce Bedward
	By:	Royce Bedward
	Its:	Corporate Vice President, General
Counsel and Secretary